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                                                                    Exhibit 23.1



                      Accountants' Consent
                      ---------------------


The Board of Directors and Shareholders
Urban Shopping Centers, Inc.:

We consent to incorporation by reference in the registration statements No. 33-86778 (Form S-8), No. 33-96388 (Form S-8) and No. 333-334 (Form S-3) of Urban Shopping Centers, Inc. and consolidated partnerships of our report dated January 24, 1997, except as to note 11 which is as of February 10, 1997, relating to the consolidated balance sheets of Urban Shopping Centers, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which report is incorporated by reference in the December 31, 1996 annual report on Form 10-K of Urban Shopping Centers, Inc.


                                       KPMG PEAT MARWICK LLP






Chicago, Illinois
March 21, 1997